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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):
January 2, 2003

FAHNESTOCK VINER HOLDINGS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Ontario, Canada (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	1-12043 (COMMISSION FILE NO.)	98-0080034 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. Box 2015, Suite 1110 20 Eglinton Avenue West Toronto, Ontario, Canada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		M4R 1K8 (ZIP CODE)

(416) 322-1515

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NONE

(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 3, 2003, Fahnestock Viner Holdings Inc., ("FVH") an Ontario corporation and its indirect subsidiary, Fahnestock & Co. Inc., ("Fahnestock"), completed the acquisition from Canadian Imperial Bank of Commerce ("CIBC"), a bank chartered under the laws of Canada, and its wholly-owned subsidiary, CIBC World Markets Corp. ("World Markets"), of certain assets of CIBC's U.S. Private Client Division (the "Private Client Division") pursuant to an Asset Purchase Agreement, dated as of December 9, 2002, as amended by Amendment No. 1 to the Asset Purchase Agreement, dated as of January 2, 2003 (the "Asset Purchase Agreement"), by and among FVH, Viner Finance Inc. ("Viner"), a Delaware corporation and an indirect wholly-owned subsidiary of FVH, CIBC, and World Markets. The closing of the acquisition of the U.S. Asset Management Division of CIBC (the "Asset Management Division" and, together with the Private Client Division, the "Purchased Divisions") will occur at a later date in accordance with the terms and conditions of the Asset Management Acquisition Agreement dated January 2, 2003 (the "Asset Management Agreement"), by and among FVH, Fahnestock, CIBC and World Markets. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the Asset Management Agreement is attached hereto as Exhibit 2.2, each of which is incorporated herein by reference.

The Private Client Division operates a high net worth retail brokerage business, which consists of approximately 620 financial consultants in 18 branches in major financial centers across the United States, with client assets of approximately U.S. $35 billion, client debit balances of approximately U.S. $672 million and money fund balances of approximately U.S. $3.2 billion. Additionally, the Asset Management Division operates an asset management business with approximately U.S. $8.7 billion currently under management in a variety of products, including growth funds, value funds, sector funds and specialty funds.

Effective as of the close of business on January 3, 2003 the Private Client Division was transferred to Fahnestock, a wholly-owned subsidiary of Viner, with the transfer of profits and losses with respect to the Private Client Division being effective as of 12:01 AM on January 2, 2003. The Private Client Division will conduct business as the Oppenheimer Division of Fahnestock. The Asset Management Division will be combined with the Fahnestock organization in accordance with applicable regulatory requirements. It is currently anticipated that all segments of the Asset Management Division will be operating as part of the Oppenheimer Division of Fahnestock by April 30, 2003. The client accounts of the Purchased Divisions will continue to be cleared through World Markets until the spring of 2003.

The aggregate purchase price for the Purchased Divisions is approximately U.S. $241 million, of which (i) approximately U.S. $13 million was paid in cash at closing from cash on hand; (ii) approximately U.S. $2 million will be paid in cash upon the completion of the acquisition of the Asset Management Division; (iii) approximately U.S. $65 million was paid with the proceeds of the issuance by Viner to World Markets of a promissory note (the "Note"); and (iv) approximately U.S. $161 million was paid with the proceeds of the issuance of debentures by E.A. Viner International Co. ("Viner International"), a Delaware corporation and a wholly owned subsidiary of FVH, CIBC of the Exchangeable Debenture (as defined below) and the Interim Debenture (as defined below).The purchase price for the Purchased Divisions was determined by arms-length negotiations between FVH, CIBC and World Markets.

The first exchangeable debenture (the "Exchangeable Debenture"), in the principal amount of approximately U.S. $70 million, is exchangeable for approximately 3.1 million Class A shares of FVH at the rate of U.S. $23.20 per share, the closing price on the NYSE on Friday, December 6, 2002. The Exchangeable Debenture will mature in ten years, and will bear an annual rate of interest of 3% in the first year, 4% in years two through four, and 5% in year five to maturity. A copy of the Exchangeable Debenture is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

The convertible debenture (the "Interim Debenture") in the principal amount of approximately U.S. $91 million is convertible into a second exchangeable debenture (the "Second Exchangeable Debenture"), which will be exchangeable for approximately 3.8 million Class A shares of FVH at the rate of U.S. $23.20 per share. The Second Exchangeable Debenture will mature in ten years and will bear an annual rate of interest of 3% in the first year, 4% in years two through four, and 5% in years five to maturity. The conversion of the Interim Debenture into the Second Exchangeable Debenture is subject to the approval of FVH's Class A and Class B shareholders. Such vote is expected to be held in May 2003 at FVH's annual meeting of shareholders. Holders representing approximately 20.5% of the combined Class A and Class B shares have agreed to vote in favor of the issuance of the Second Exchangeable Debenture. If shareholder approval is not obtained, the Interim Debenture would mature three years from closing and would bear interest at 9.75% per annum from the date of the shareholder meeting. A copy of the Interim Debenture is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

The Note issued to World Markets by Viner relates to the approximately U.S. $65 million of employees’ loans that were assigned from World Markets to Viner. In accordance with the terms of the Note, Viner will repay an amount equal to the amount of employee loans assigned to Viner by World Markets at the rate that such employees' loans become due, such payments to be made notwithstanding whether any of the employees’ loans default. The Note was amended and restated on January 15, 2003 to, among other things, adjust the principal amount of the Note in accordance with the Asset Purchase Agreement. A copy of the promissory note, as amended and restated, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

FVH, CIBC, and shareholders representing approximately 94% of the Class B voting shares of FVH, including Albert G. Lowenthal, FVH's Chairman and Chief Executive Officer, entered into a Stakeholders Agreement dated as of December 9, 2002 (the "Stakeholders Agreement"), which includes, among other things, restrictions on transfer, the grant of rights of first offer, voting agreements, the grant of a right to CIBC to designate observers and directors to FVH's board of directors, the grant to CIBC of pre-emptive rights, the grant to CIBC of a right to offer to acquire, under certain circumstances, all of FVH's outstanding equity securities and the obligation of the other parties thereto to tender their shares in such circumstances. A copy of the Stakeholders Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein. FVH, Viner and CIBC have entered into a Registration Rights Agreement dated January 2, 2003 providing CIBC with certain demand and piggy-back registration rights. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 hereto and is incorporated by reference herein.

FVH and CIBC entered into a Credit Agreement dated January 2, 2003, under which CIBC commits to make loans to FVH in one or two drawdowns during the period commencing on the closing date and ending on July 31, 2003, in an aggregate principal amount of the lesser of (i) U.S.$50 million, and (ii) the aggregate amount of new employee loans made to employees of Fahnestock & Co. Inc. and evidenced by promissory notes of such employees. The interest on the funds borrowed under the Credit Agreement will be the greater of (i) the annual rate of interest announced by CIBC and in effect as its base rate at its principal office in Toronto, Ontario for determining interest rates on U.S. dollar-denominated commercial loans made in Canada, and (ii) the Federal Funds Effective Rate plus 0.50%. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the transactions described above, the parties entered into certain ancillary agreements, including (i) Non-Competition Agreement dated January 2, 2003, by and among CIBC, World Markets, Fahnestock and Viner, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference; (ii) Non-Solicitation Agreement dated January 2, 2003 by and among FVH, Fahnestock, CIBC and World Markets, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference; (iii) Clearing Agreement dated January 2, 2002 by and among Fahnestock and World Markets, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference; and (iv) Shareholders Agreement dated December 9, 2002, by and among FVH, Albert G. Lowenthal, Phase II Financial L.P., Phase II Financial Limited, The Albert G. Lowenthal Foundation, Olga Roberts and Elka Estates Limited, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

The financial statements required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

(c) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of December 9, 2002 and Amendment No. 1 to the Asset Purchase Agreement dated as of January 2, 2003, by and among Fahnestock Viner Holdings Inc., Viner Finance Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.*
2.2	Asset Management Acquisition Agreement dated as of January 2, 2003, by and among Fahnestock Viner Holdings Inc., Fahnestock & Co. Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.*
4.1	Stakeholders Agreement dated December 9, 2002, by and among Fahnestock Viner Holdings Inc., Canadian Imperial Bank of Commerce, Albert G. Lowenthal, Phase II Financial L.P., Phase II Financial Limited, The Albert G. Lowenthal Foundation, Olga Roberts and Elka Estates Limited.
4.2	Registration Rights Agreement dated January 2, 2003, by and between Fahnestock Viner Holdings Inc. and Canadian Imperial Bank of Commerce.
4.3	Exchangeable Debenture dated January 6, 2003, by and between E. A. Viner International Co. and Canadian Imperial Bank of Commerce.
4.4	Interim Exchangeable Debenture dated January 6, 2003, by and between E. A. Viner International Co. and Canadian Imperial Bank of Commerce.
10.1	Credit Agreement dated January 2, 2003, by and between Fahnestock Viner Holdings Inc. and Canadian Imperial Bank of Commerce.
10.2	Amended and Restated Promissory Note dated January 15, 2003, made by Viner Finance Inc. for the benefit of CIBC World Markets Corp.
10.3	Non-Competition Agreement dated January 2, 2003, by and among Canadian Imperial Bank of Commerce and CIBC World Markets Corp., Fahnestock & Co. Inc. and Viner Finance Inc.
10.4	Non-Solicitation Agreement dated January 2, 2003 by and among Fahnestock Viner Holdings Inc., Fahnestock & Co. Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.
10.5	Clearing Agreement dated January 2, 2003 between Fahnestock & Co. Inc. and CIBC World Markets Corp.
10.6	Shareholders Agreement dated December 9, 2002, by and among Fahnestock Viner Holdings Inc., Albert G. Lowenthal, Phase II Financial L.P., Phase II Financial Limited, The Albert G. Lowenthal Foundation, Olga Roberts and Elka Estates Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAHNESTOCK VINER HOLDINGS INC.

By:"E.K. Roberts"

Name: E.K. Roberts
Title: President

January 17, 2003

FAHNESTOCK VINER HOLDINGS INC.
CURRENT REPORT ON FORM 8-K
REPORT DATED JANUARY 17, 2003

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated December 9, 2002 and Amendment No. 1 to the Asset Purchase Agreement dated January 2, 2003, by and among Fahnestock Viner Holdings Inc., Viner Finance Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.*
2.2	Asset Management Acquisition Agreement dated January 2, 2003, by and among Fahnestock Viner Holdings Inc., Fahnestock & Co. Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.*
4.1	Stakeholders Agreement dated December 9, 2002, by and among Fahnestock Viner Holdings Inc., Canadian Imperial Bank of Commerce, Albert G. Lowenthal, Phase II Financial L.P., Phase II Financial Limited, The Albert G. Lowenthal Foundation, Olga Roberts and Elka Estates Limited.
4.2	Registration Rights Agreement dated January 2, 2003, by and between Fahnestock Viner Holdings Inc. and Canadian Imperial Bank of Commerce.
4.3	Exchangeable Debenture dated January 2, 2003, by and between E. A. Viner International Co. and Canadian Imperial Bank of Commerce.
4.4	Interim Exchangeable Debenture dated January 2, 2003, by and between E. A. Viner International Co. and Canadian Imperial Bank of Commerce.
10.1	Credit Agreement dated January 2, 2003, by and between Fahnestock Viner Holdings Inc. and Canadian Imperial Bank of Commerce.
10.2	Amended and Restated Promissory Note dated January 15, 2003, made by Viner Finance Inc. for the benefit of CIBC World Markets Corp.
10.3	Non-Competition Agreement dated January 2, 2003, by and among Canadian Imperial Bank of Commerce and CIBC World Markets Corp., Fahnestock & Co. Inc. and Viner Finance Inc.
10.4	Non-Solicitation Agreement dated January 2, 2003 by and among Fahnestock Viner Holdings Inc., Fahnestock & Co. Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.
10.5	A Clearing Agreement dated January 2, 2003 between Fahnestock & Co. Inc. and CIBC World Markets Corp.
10.6	Shareholders Agreement dated December 9, 2002, by and among Fahnestock Viner Holdings Inc., Albert G. Lowenthal, Phase II Financial L.P., Phase II Financial Limited, The Albert G. Lowenthal Foundation, Olga Roberts and Elka Estates Limited.